Exhibit 99.1

Execution Version

DELL INTERNATIONAL L.L.C.

EMC CORPORATION

$700,000,000 4.350% SENIOR NOTES DUE 2030

$800,000,000 4.850% SENIOR NOTES DUE 2035

UNDERWRITING AGREEMENT

October 1, 2024

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

SG AMERICAS SECURITIES, LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Dell International L.L.C., a Delaware limited liability company (“Dell International”), and EMC Corporation, a Massachusetts corporation (“EMC” and, together with Dell International, the “Issuers”), each a wholly-owned subsidiary of Denali Intermediate Inc., a Delaware corporation (“Denali Intermediate”), propose, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) (i) $700,000,000 aggregate principal amount of their 4.350% Senior Notes due 2030 (the “2030 Notes”) and (ii) $800,000,000 aggregate principal amount of their 4.850% Senior Notes due 2035 (the “2035 Notes” and, together with the 2030, the “Notes” and each a “series of Notes”), with respect to which Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, SG Americas Securities, LLC and Wells Fargo Securities, LLC have agreed to act as the representatives of the several Underwriters (the “Representatives”) in connection with the offering and sale of the Notes and the related Guarantees (as defined below) (the “Offering”).

References to the “Guarantors” refer to Dell Technologies Inc., a Delaware corporation (“Holdings”), Denali Intermediate and Dell Inc., a Delaware corporation (each a “Guarantor” and collectively, the “Guarantors”).

The Notes (i) will have terms and provisions that are summarized in the Disclosure Package (as defined below) and the Prospectus (as defined below) and (ii) are to be issued pursuant to an indenture, dated as of January 24, 2023 (the “Base Indenture”), among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”), as supplemented by a supplemental indenture for each series of Notes (such supplemental indentures, the “Supplemental Indentures”, and together with the Base Indenture, the “Indenture”). The obligations of the Issuers, including the due and punctual payment of interest on the Notes, will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally (the “Guarantees”), by the Guarantors and their respective successors and assigns. As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires.

Each of the Issuers and the Guarantors, jointly and severally, hereby agrees, with the several Underwriters as follows:

1. The Issuers have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-269159), including a base prospectus, dated January 9, 2023, relating to debt securities, including the Notes, to be issued from time to time by the Issuers (the “Base Prospectus”). Such registration statement, as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; as used herein, the term “Preliminary Prospectus” means the Base Prospectus as supplemented by any preliminary prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the offering of the Notes; and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the final prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Notes and to be filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time, the Issuers have prepared the following information (collectively, the “Disclosure Package”): a Preliminary Prospectus dated October 1, 2024, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto. “Applicable Time” means 5:00 p.m. (New York City time) on the date of this Agreement.

For the purposes of this Agreement, the term “Transactions” means, collectively, the Offering, the issuance and sale of the Notes, the issuance of the Guarantees and the payment of all fees and expenses related to the foregoing.

The term “Transaction Agreements” refers to this Agreement, the Notes and the Indenture (including the Guarantees).

2. Representations, Warranties and Agreements of the Issuers and the Guarantors. As of the Applicable Time, each of the Issuers and the Guarantors, jointly and severally, represent, warrant and covenant to each Underwriter, as follows:

(a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Prospectus in reliance upon and in conformity with written information furnished to the Issuers and the Guarantors through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only such information is that information specified in Section 8(e).

(b) (i) The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Issuers and the Guarantors through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only such information is that information specified in Section 8(e).

(ii) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time and, when taken together with the other information in the Prospectus, as of the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Issuers and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Issuers and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule III hereto, including a Pricing Term Sheet substantially in the form of Schedule II hereto, and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus listed on Schedule III hereto complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Disclosure Package, did not, as of the Applicable Time, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuers and the Guarantors through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only such information is that information specified in Section 8(e).

(d) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuers. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuers or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement (x) complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and (y) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and at the time of filing thereof, the Prospectus complied and will comply in all material respects with the Securities Act and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers and the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood that the only such information is that information specified in Section 8(e).

(e) Each of the Issuers, Holdings, the other Guarantors and their respective subsidiaries has been duly organized, is validly existing and in good standing as a corporation, partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or assets of Holdings and its subsidiaries, taken as a whole (a “Material Adverse Effect”). Each of the Issuers, Holdings, the other Guarantors and their respective subsidiaries has all requisite corporate and other organizational power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged except as would not reasonably be expected to have a Material Adverse Effect.

(f) Holdings has an authorized capitalization as set forth in each of the Disclosure Package and the Prospectus. All of the issued shares of capital stock or other ownership interest of each subsidiary of Holdings have been duly authorized and validly issued and, in the case of capital stock, are fully paid and non-assessable and all such shares or other ownership interests owned directly or indirectly by Holdings, as the case may be, are free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (i) incurred in connection with existing indebtedness as described in the Disclosure Package and Prospectus or (ii) as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g) Each of the Issuers and the Guarantors has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under the Indenture. The Base Indenture has been duly and validly authorized, executed and delivered by the Issuers and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes the valid and binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each Supplemental Indenture has been duly authorized by the Issuers and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Issuers and the Guarantors, will constitute the valid and binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act. The Indenture will conform in all material respects to the description thereof in each of the Registration Statement, the Disclosure Package and the Prospectus.

(h) The Issuers have all requisite corporate or other organizational power and authority to execute, issue, sell and perform their obligations under each series of Notes.

On or prior to the Closing Date, each series of Notes will have been duly authorized by the Issuers and, when duly executed by the Issuers in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Issuers, entitled to the benefits of the Indenture, enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof in each of the Registration Statement, the Disclosure Package and the Prospectus.

(i) Each Guarantor has all requisite corporate or other organizational power and authority to issue and perform its obligations under the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and, upon the execution and delivery of the Indenture, assuming that each series of Notes has been duly executed, authenticated, issued and delivered by the Issuers as provided in the Indenture and paid for pursuant to this Agreement, the Guarantees of each Guarantor will conform in all material respects to the description thereof contained in each of the Registration Statement, the Disclosure Package and the Prospectus and will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(j) The Issuers and the Guarantors have all requisite corporate or other organizational power to execute, deliver and perform their respective obligations under this Agreement and this Agreement has been duly and validly authorized, executed and delivered by each of the Issuers and the Guarantors.

(k) The issue and sale of the Notes and the Guarantees, the execution, delivery and performance by the Issuers and the Guarantors of the Transaction Agreements, as applicable, and the consummation of the transactions contemplated hereby, thereby and by the Registration Statement, the Disclosure Package and the Prospectus, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Issuers, the Guarantors or their respective subsidiaries pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Issuers, the Guarantors or any of their respective subsidiaries is a party or by which the Issuers, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Issuers, the Guarantors or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Issuers, the Guarantors or any of their respective subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuers, the Guarantors or any of their respective subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(l) No consent, approval, authorization or order of, or filing, registration or qualification with, any U.S. court or governmental agency or body or, to the knowledge of the Issuers or the Guarantors, any non-U.S. court or governmental agency or body having jurisdiction over the Issuers, the Guarantors or any of their respective subsidiaries or any of their properties or assets is required for the issue and sale of the Notes and the Guarantees or the execution, delivery and performance by the Issuers and the Guarantors of the Transaction Agreements to which they are party, except for (i) filings pursuant to the Securities Act and the qualification of the Indenture under the Trust Indenture Act, (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters or (iii) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(m) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except as otherwise stated therein.

(n) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) [Reserved].

(p) PricewaterhouseCoopers LLP, who has certified certain financial statements of Holdings, whose report appears in the Registration Statement, the Disclosure Package and the Prospectus and who has delivered the initial letter referred to in Section 7(e) hereof, is an independent registered public accounting firm with respect to Holdings and its subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board.

(q) Holdings maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of Holdings’ financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to Holdings’ assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for Holdings’ assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r) (i) Holdings maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by Holdings in the reports it files or submits under the Exchange Act is accumulated and communicated to management of Holdings, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(s) Since the date of the latest audited financial statements for Holdings included or incorporated by reference in the Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), results of operations, business of Holdings and its subsidiaries, taken as a whole, except as set forth or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto).

(t) Holdings and its subsidiaries own or lease all real and personal property necessary to the conduct of their respective businesses, except as would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, Holdings and its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the Registration Statement, the Disclosure Package and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except for Permitted Liens (as defined in the Indenture). Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, the real property, improvements, equipment and personal property held under lease by Holdings and its subsidiaries are held under valid and enforceable leases. The assets and properties owned, leased or otherwise used by Holdings and its subsidiaries are in good repair, working order and condition (reasonable wear and tear excepted), except those which would not reasonably be expected to result in a Material Adverse Effect.

(u) Holdings and each of its subsidiaries has such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its respective businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(v) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, Holdings and each of its subsidiaries (i) owns or otherwise possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, domain names, copyrights and registrations and applications thereof, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property necessary for the conduct of its respective businesses, (ii) has no reason to believe that the conduct of its respective businesses will infringe, violate or conflict with any such right of others and (iii) has not received any written notice of any claim of infringement, violation or conflict with, any such rights of others.

(w) Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which Holdings or any of its subsidiaries is a party or of which any property or assets of Holdings or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance by any of the Issuers or the Guarantors of their respective obligations under the Transaction Agreements or the consummation of any of the transactions contemplated hereby, thereby or by the Registration Statement, the Disclosure Package and the Prospectus. To the knowledge of each Issuer and each Guarantor, no such proceedings are threatened or contemplated by governmental authorities or others.

(x) Holdings and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law.

(y) No labor disturbance by or dispute with the employees of Holdings or any of its subsidiaries exists or, to the knowledge of Holdings, the Issuers and the other Guarantors, is imminent that could reasonably be expected to have a Material Adverse Effect.

(z) (i) There are no proceedings that are pending, or to the knowledge of the Issuers and the Guarantors, threatened against Holdings or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety (to the extent related to exposure to hazardous or toxic substances), the environment or natural resources, including with respect to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), in which a governmental authority is also a party, (ii) to the knowledge of the Issuers and the Guarantors, there are no issues regarding compliance by Holdings or any of its subsidiaries with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations of Holdings or any of its subsidiaries under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, and (iii) none of the Issuers or the Guarantors anticipates capital expenditures by Holdings or any of its subsidiaries relating to Environmental Laws, in each case of (i), (ii) and (iii), that would reasonably be expected to have a Material Adverse Effect.

(aa) Except, in each case, as would not reasonably be expected to have a Material Adverse Effect, Holdings and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Issuers, the Guarantors or any of their respective subsidiaries, nor does Holdings have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be, asserted against Holdings or any of its subsidiaries.

(bb) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which Holdings or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with Holdings within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with Holdings under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability, other than a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) (each, a “Plan”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a Multiemployer Plan is in “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) as of the date of the most recent financial statements reflecting such amounts, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under each such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) with respect to any Plan has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither Holdings nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a Plan that is a Multiemployer Plan); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans, including Plans that are Multiemployer Plans, by Holdings or the members of its Controlled Group in the current fiscal year of Holdings and the members of its Controlled Group, compared to the amount of such contributions made in Holdings’ and the members of its Controlled Group’s most recently completed fiscal year; or (B) an increase in Holdings’ and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in Holdings’ and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Except as may be limited by applicable state corporation law or comparable laws, no subsidiary of Holdings is currently prohibited, directly or indirectly, from paying any dividends to Holdings, any other Guarantor or any Issuer, from making any other distribution on such subsidiary’s capital stock or other ownership interests, from repaying to Holdings, any other Guarantor or any Issuer any loans or advances to such subsidiary from Holdings, any other Guarantor or any Issuer or from transferring any of such subsidiary’s property or assets to Holdings, any other Guarantor or any other subsidiary of Holdings, except as described in the Registration Statement, the Disclosure Package and the Prospectus or contemplated in the Indenture.

(dd) None of the Issuers or any of the Guarantors is, or after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Registration Statement, the Disclosure Package and the Prospectus will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

(ee) Immediately after the consummation of the Transactions and the other transactions contemplated by this Agreement, the Registration Statement, the Disclosure Package and the Prospectus, (i) the fair value and present fair saleable value of the assets of Holdings and its subsidiaries taken as a whole on a going concern basis will exceed the sum of their stated liabilities and identified contingent liabilities taken as a whole; and (ii) Holdings and its subsidiaries on a consolidated basis will not be (a) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they will mature or (c) otherwise insolvent.

(ff) None of the Issuers, Holdings or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(gg) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), the Registration Statement, the Disclosure Package and the Prospectus will violate or result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(hh) None of the Issuers, Holdings or any of their respective affiliates has taken or will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuers, Holdings or the other Guarantors in connection with the offering of the Notes.

(ii) Neither Holdings nor any of its subsidiaries, nor, to the knowledge of Holdings, the Issuers and each of the other Guarantors, any director, officer or employee of Holdings or any of its subsidiaries or any agent, controlled affiliate or other person associated with or acting on behalf of Holdings or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed any offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Holdings and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws.

(jj) The operations of Holdings and its subsidiaries are and have been conducted at all times during the past five years in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Holdings or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Holdings or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Holdings, the Issuers or any of the other Guarantors, threatened.

(kk) Neither Holdings nor any of its subsidiaries, nor, to the knowledge of Holdings, the Issuers or any of the other Guarantors, any director, officer or employee of Holdings or any of its subsidiaries or any agent, controlled affiliate or other person associated with or acting on behalf of Holdings or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), nor are any of Holdings, any Issuer, any Guarantor or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk and Luhansk People’s Republic regions of Ukraine, and the non-Ukrainian government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine (each, a “Sanctioned Country”); and the Issuers will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that, to knowledge of Holdings, the Issuers or any of the other Guarantors, will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since April 24, 2019, Holdings and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) there have been no material breaches or violations of (or unauthorized access to) Holdings’ or its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (“IT Systems”) or any personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed or stored by or on behalf of Holdings or its subsidiaries, except for those that have been remedied without material cost or liability or the duty to notify any regulator, nor are there any pending internal investigations relating to the same and (ii) Holdings and its subsidiaries are presently in compliance in all material respects with all applicable laws, statutes and regulations and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

(mm) At the times specified in the Securities Act in connection with the offering of the Notes, (x) each Issuer is not an ineligible issuer and (y) Holdings is a “well-known seasoned issuer”, in each case as defined in Rule 405 under the Securities Act.

3. Purchase of the Notes by the Underwriters, Agreements to Sell, Purchase and Resell.

(a) On the basis of the representations, warranties, covenants and agreements and subject to the terms and conditions set forth herein, the Issuers agree to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers (i) the aggregate principal amount of 2030 Notes set forth opposite such Underwriter’s name on Schedule I hereto, at a purchase price of 99.383% of the principal amount of the 2030 Notes, plus accrued interest, if any, on the 2030 Notes from October 8, 2024 and (ii) the aggregate principal amount of 2035 Notes set forth opposite such Underwriter’s name on Schedule I hereto, at a purchase price of 99.046% of the principal amount of the 2035 Notes, plus accrued interest, if any, on the 2035 Notes from October 8, 2024. The Issuers will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b) Each of the Underwriters, severally and not jointly, hereby represents and warrants to the Issuers that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Disclosure Package.

(c) The Underwriters have not and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material (including any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuers and Guarantors and not otherwise incorporated by reference into the Registration Statement and any press release issued by the Issuers and Guarantors)), in connection with the offering and sale of the Notes other than (i) the Registration Statement, the Disclosure Package, and the Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule III or prepared pursuant to Section 2(c) or Section 5(c) (including any electronic road show), (iii) any written communication that only describes the preliminary or final terms of the Notes or their offering and/or other information that was included in the Pricing Term Sheet listed on Schedule III or (iv) any written communication prepared by such Underwriter and approved by the Issuers in writing. Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Schedule II hereto without the consent of the Issuers.

Each of the Underwriters understands that each of the Issuers and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7(b), 7(c) or 7(d) hereof, as applicable, counsel to each of the Issuers and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Underwriters hereby consent to such reliance.

4. Delivery of the Notes and Payment Therefor. Delivery to the Underwriters of and payment for the Notes shall be made at the office of Cravath, Swaine & Moore LLP, Two Manhattan West, 375 Ninth Avenue, New York, New York 10001 at 10:00 a.m., New York City time, on October 8, 2024 (the “Closing Date”). The place of closing for the Notes and the Closing Date may be varied by agreement between the Underwriters and the Issuers.

The Notes will be delivered to the Underwriters, or the Trustee as custodian for The Depository Trust Company (“DTC”), as applicable, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Underwriters at DTC. Each series of Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 10:00 a.m., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 5:00 P.M., New York City time, on the business day next preceding the Closing Date.

5. Agreements of the Issuers and the Guarantors. The Issuers and the Guarantors, jointly and severally, agree with each of the Underwriters as follows:

(a) The Issuers and the Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Schedule II hereto) to the extent required by Rule 433 under the Securities Act; and the Issuers will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuers with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; and the Issuers will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) The Issuers will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.

(c) During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Issuers will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) The Issuers will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuers of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Issuers of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Disclosure Package, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Each Issuer and each of the Guarantors consents to the use of the Registration Statement, the Disclosure Package and the Prospectus in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Underwriters and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(f) If, at any time prior to the Closing Date, (i) any event occurs or information becomes known that, in the judgment of the Issuers or any of the Guarantors or in the opinion of counsel for the Underwriters or the Issuers, the Disclosure Package as then amended or supplemented would include any untrue statement of material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) if it is necessary to supplement or amend the Disclosure Package in order to comply with any law, the Issuers and the Guarantors will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, an appropriate supplement or amendment thereto (or any document to be filed with the Commission and incorporated by reference therein), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof.

(g) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuers will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(h) The Issuers will make generally available to their security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Issuers occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, provided that (i) such delivery requirements to the Issuers’ security holders shall be deemed met by Holdings’ compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 thereof and (ii) such delivery requirements to the Representatives shall be deemed met by the Issuers if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System.

(i) The Issuers and the Guarantors will promptly from time to time take such action as the Underwriters may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith, no Issuer or Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(j) During the period from the date hereof through and including the Closing Date, the Issuers and each of the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any other debt securities issued or guaranteed by any of the Issuers or the Guarantors and having a tenor of more than one year.

(k) The Issuers will apply the net proceeds from the sale of the Notes to be sold by them hereunder substantially in accordance with the description set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(l) The Issuers and the Guarantors will use their reasonable best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(m) The Issuers will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers and the Guarantors jointly and severally agree to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any of the Disclosure Package and the Prospectus (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Issuers’ and the Guarantors’ accountants and counsel, but not, however, legal fees and expenses of the Underwriters’ counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Notes, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith (but not, however, legal fees and expenses of the Underwriters’ counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (c) the issuance and delivery by the Issuers of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Underwriters may designate (including, without limitation, the reasonable fees and disbursements of the Underwriters’ counsel relating to such registration or qualification); (e) the furnishing of such copies of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any of the Disclosure Package and the Prospectus, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the offer and sale of the Notes contemplated hereby; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Notes by DTC for “book-entry” transfer; (h) the rating of each series of Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Notes; (j) the performance by the Issuers and the Guarantors of their other obligations under this Agreement; and (k) the travel expenses incurred by or on behalf of representatives of the Issuers and the Guarantors in connection with attending or hosting meetings with prospective purchasers of the Notes, and expenses associated with any electronic road show (it being understood that the Underwriters, collectively, shall bear one half of the costs associated with any chartered aircraft); provided, however, that except as specifically provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses in connection with presentations for prospective purchasers of the Notes.

7. Conditions to Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects), when made and on and as of the Closing Date, of the representations and warranties of the Issuers and the Guarantors contained herein, to the performance by the Issuers and the Guarantors of their respective obligations hereunder in all material respects, and to each of the following additional terms and conditions:

(a) All corporate or other organizational proceedings and other legal matters incident to the authorization, form and validity of the Transaction Agreements, the Registration Statement, the Disclosure Package and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Issuers and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(b) Simpson Thacher & Bartlett LLP shall have furnished to the Underwriters its written opinion and negative assurance letter, as counsel to the Issuers, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(c) Holland & Knight LLP shall have furnished to the Underwriters its written opinion, as special counsel to EMC with respect to the laws of the Commonwealth of Massachusetts, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d) The Underwriters shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Disclosure Package, the Prospectus and other related matters as the Underwriters may reasonably require, and the Issuers and the Guarantors shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(e) At the time of execution of this Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm with respect to Holdings and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Disclosure Package and the Prospectus, as of a date not more than two business days prior to the date hereof), the proceedings and findings of such firm with respect to the financial information and (iii) covering such other matters as are customarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f) With respect to the letter of PricewaterhouseCoopers LLP referred to in Section 7(e) and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Issuers shall have furnished to the Underwriters a “bring-down letter” of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are an independent registered public accounting firm with respect to Holdings and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, as of a date not more than two business days prior to the date of the Closing Date), the proceedings and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the proceedings and findings set forth in the initial letter.

(g) Since the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change or development in the condition (financial or otherwise), results of operations or business of Holdings and its subsidiaries, taken as a whole and after giving effect to the Transactions, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto).

(h) [Reserved].

(i) The Issuers shall have furnished or caused to be furnished to the Underwriters a certificate signed by the president, chief executive officer or similar officer of Holdings reasonably satisfactory to the Underwriters and the chief financial officer or other officer of the Issuers reasonably satisfactory to the Underwriters dated as of the Closing Date to the effect (i) that the representations, warranties and agreements of the Issuers and the Guarantors in Section 2 are true and correct on and as of the date hereof and as of the Closing Date in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) and (ii) that the Issuers and Guarantors have complied with all their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects.

(j) [Reserved].

(k) Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) a downgrade in the rating accorded any Issuer’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, or (ii) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities issued by any Issuer.

(l) The Issuers shall have taken all acts reasonably required to be taken by them to have the Notes be eligible for clearance and settlement through DTC.

(m) Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market) or (B) trading in any securities of Holdings or any of its subsidiaries on any securities exchange or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, and for clarity in the case of each of the foregoing clauses, the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Notes as contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto).

(n) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(o) On or prior to the Closing Date, the Issuers shall have furnished to the Underwriters such further customary closing certificates and documents as the Underwriters may reasonably request.

(p) The Issuers, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Underwriters shall have received copies thereof, duly executed by such parties.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Issuers and each Guarantor, hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or (y) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact necessary in order to make the statements therein not misleading, or (ii) (x) any untrue statement or alleged untrue statement of a material fact contained in (A) the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto or (B) any recorded electronic road show made available to investors with the written approval of the Issuers (a “Recorded Road Show”) or (y) the omission or alleged omission to state in the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or in any amendment or supplement thereto or in any Recorded Road Show, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand, for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that on the date hereof, the Issuers and each Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or in any such amendment or supplement thereto or in any Recorded Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Issuers or the Guarantors may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, hereby agrees to indemnify and hold harmless as of the date hereof, the Issuers, the Guarantors, their respective officers and employees, each of their respective directors and each person, if any, who controls, as of the date hereof, any Issuer or Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act in its capacity as a controlling person, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which, as of the date hereof, any Issuer or any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto or (y) the omission or alleged omission to state in the Registration Statement or in any amendment or supplement thereto, any material fact necessary in order to make the statements therein not misleading, or (ii) (x) any untrue statement or alleged untrue statement of a material fact contained in (A) the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto or (B) any Recorded Road Show or (y) the omission or alleged omission to state in the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or in any amendment or supplement thereto or in any Recorded Road Show, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Issuers through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Issuers, any Guarantor or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under paragraphs (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and such indemnified party’s respective affiliates, directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 8, if (i) the indemnifying party and the indemnified party shall have so mutually agreed; (ii) the indemnifying party fails within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party, on the one hand, and the indemnified party, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a) or (b) above, where such failure materially prejudices the indemnifying party (through the forfeiture of substantive rights or defenses)), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Issuers and the Guarantors, on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors, on the one hand, or the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate in the circumstances. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Issuers shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Issuers shall also be deemed to have been supplied by the Guarantors. The Issuers, the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount of discounts and commissions received by such Underwriter with respect to the Notes purchased under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint. Until an indemnified party is entitled to indemnification from an indemnifying party under Section 8(a) and 8(b) above, as appropriate, such indemnified party shall not be entitled to contribution under this Section 8(d).

(e) The Underwriters severally confirm and the Issuers and the Guarantors acknowledge and agree that the statements with respect to the offering of the Notes by the Underwriters set forth in the cover of the Disclosure Package and the Prospectus and the third sentence of the seventh paragraph, and the ninth, tenth, eleventh and twelfth paragraphs under the caption “Underwriting” in the Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Issuers and the Guarantors by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

9. Defaulting Underwriters.

(a) If, on the Closing Date, any Underwriter defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by the non-defaulting Underwriters or other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Issuers that they have so arranged for the purchase of such Notes, or the Issuers notify the non-defaulting Underwriters that they have so arranged for the purchase of such Notes, either the non-defaulting Underwriters or the Issuers may postpone the Closing Date to the date that is seven full business days after the Closing Date, in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Underwriters may be necessary in the Registration Statement, the Disclosure Package, the Prospectus or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Registration Statement, the Disclosure Package, the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Notes that remain unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Issuers shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that they agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Notes that remain unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the

Issuers shall not exercise the right described in paragraph (ii) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuers and the Guarantors, except that the Issuers and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuers and the Guarantors or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Issuers prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 7(g), (k) or (m) shall have occurred or if the Underwriters shall decline to purchase any of the Notes for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If the sale of the Notes provided for herein is not consummated because of any condition to the obligations of the Underwriters set forth in Section 7 is not satisfied, because of any termination pursuant to Section 10 (other than as a result of the occurrence of events described in clauses (i)(A), (ii) or (iii) of Section 7(m)) or because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, including as described in Section 9, the Issuers will reimburse the Underwriters through the Representatives on behalf of the Underwriters on demand for all reasonable expenses (including reasonable fees and disbursements of Cravath, Swaine & Moore LLP) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any Underwriter, shall be delivered or sent by hand delivery, mail, overnight courier or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York 10019, Attn: Syndicate Registration, Facsimile (646) 834-8133; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (646) 291-1469; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attn: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Facsimile: (212) 934-6081; SG Americas Securities, LLC, 245 Park Avenue, New York, New York 10167, Attention: High Grade Syndicate Desk, Telephone: (855) 881-2108, Email: us-glfi-syn-cap@sgcib.com; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com; and

(b) if to the Issuers, Holdings or any subsidiaries of Holdings, shall be delivered or sent by hand delivery, mail, overnight courier or facsimile transmission to Dell Technologies Inc., One Dell Way, Round Rock, Texas 78682, Attention: Christopher Garcia, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Hui Lin and Jessica Asrat.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Issuers and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of affiliates, directors, officers and employees of the Underwriters and each person or persons, if any, controlling any Underwriter within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers and the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

15. Definition of the Terms “Business Day,” “Affiliate,” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16. Governing Law & Venue. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Issuers, the Guarantors and the Underwriters agrees that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

17. Waiver of Jury Trial. Each of the Issuers, the Guarantors and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. Each of the Issuers and the Guarantors acknowledges and agrees that in connection with this offering, or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Issuers, any Guarantor and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Issuers or the Guarantors, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (c) any duties and obligations that the Underwriters may have to the Issuers and the Guarantors shall be limited to those duties and obligations specifically stated herein; (d) the Underwriters and their respective affiliates may have interests that differ from those of the Issuers and the Guarantors; and (e) the Issuers and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Issuers and the Guarantors hereby waive any claims that the Issuers and the Guarantors may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Notes.

19. Counterparts. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the capacity and authority to execute this Agreement through electronic means.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22. Agreement and Acknowledgment with Respect to the Exercise of Bail-in Powers. Notwithstanding any other term of this Agreement or any other agreements, arrangements or understandings between any Underwriter and any other party to this Agreement, each of the other parties to this Agreement acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter (the “Relevant BRRD Party”) to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 22:

“Bail-in Legislation” means in relation to the United Kingdom and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

If the foregoing correctly sets forth the agreement between the Issuers, the Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

DELL INTERNATIONAL L.L.C.

By:	/s/ Christopher Garcia
Name: Christopher Garcia
Title: Senior Vice President and Assistant Secretary

EMC CORPORATION

By:	/s/ Christopher Garcia
Name: Christopher Garcia
Title: Senior Vice President and Assistant Secretary

DELL TECHNOLOGIES INC.

By:	/s/ Christopher Garcia
Name: Christopher Garcia
Title: Senior Vice President and Assistant Secretary

DENALI INTERMEDIATE INC.

By:	/s/ Christopher Garcia
Name: Christopher Garcia
Title: Senior Vice President and Assistant Secretary

DELL INC.

By:	/s/ Christopher Garcia
Name: Christopher Garcia
Title: Senior Vice President and Assistant Secretary

[Signature Page to Underwriting Agreement]

Accepted:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

SG Americas Securities, LLC

Wells Fargo Securities, LLC,

as Representatives of the several Underwriters

By	BARCLAYS CAPITAL INC.

By:	/s/ Matt Gannon
Name: Matt Gannon
Title: Managing Director

By	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

By	GOLDMAN SACHS & CO. LLC

By:	/s/ Jonathan Zwart
Name: Jonathan Zwart
Title: Managing Director

By	J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Underwriting Agreement]

By	SG AMERICAS SECURITIES, LLC

By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: Head of Debt Capital Markets

By	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

UNDERWRITERS

Underwriter	Principal Amount of 2030 Notes to be Purchased	Principal Amount of 2035 Notes to be Purchased
Barclays Capital Inc.	$63,000,000	$72,000,000
Citigroup Global Markets Inc.	$63,000,000	$72,000,000
Goldman Sachs & Co. LLC	$63,000,000	$72,000,000
J.P. Morgan Securities LLC	$63,000,000	$72,000,000
SG Americas Securities, LLC	$63,000,000	$72,000,000
Wells Fargo Securities, LLC	$63,000,000	$72,000,000
BofA Securities, Inc.	$21,000,000	$24,000,000
BNP Paribas Securities Corp.	$21,000,000	$24,000,000
Deutsche Bank Securities Inc.	$21,000,000	$24,000,000
HSBC Securities (USA) Inc.	$21,000,000	$24,000,000
Mizuho Securities USA LLC	$21,000,000	$24,000,000
Morgan Stanley & Co. LLC	$21,000,000	$24,000,000
MUFG Securities Americas Inc.	$21,000,000	$24,000,000
PNC Capital Markets LLC	$21,000,000	$24,000,000
RBC Capital Markets, LLC	$21,000,000	$24,000,000
Scotia Capital (USA) Inc.	$21,000,000	$24,000,000
TD Securities (USA) LLC	$21,000,000	$24,000,000
UBS Securities LLC	$21,000,000	$24,000,000
BNY Mellon Capital Markets, LLC	$10,500,000	$12,000,000

Schedule I

Underwriter	Principal Amount of 2030 Notes to be Purchased	Principal Amount of 2035 Notes to be Purchased
ING Financial Markets LLC	$10,500,000	$12,000,000
Santander US Capital Markets LLC	$10,500,000	$12,000,000
SMBC Nikko Securities America, Inc.	$10,500,000	$12,000,000
Standard Chartered Bank	$10,500,000	$12,000,000
Truist Securities, Inc.	$10,500,000	$12,000,000
Bancroft Capital, LLC	$3,500,000	$4,000,000
C.L. King & Associates, Inc.	$3,500,000	$4,000,000
TOTAL	$700,000,000	$800,000,000

Schedule I

SCHEDULE II

PRICING TERM SHEET

ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration No. 333-269159

Dell International L.L.C.

and

EMC Corporation,

as Co-Issuers

PRICING TERM SHEET

$700,000,000 4.350% Senior Notes due 2030

$800,000,000 4.850% Senior Notes due 2035

October 1, 2024

This supplement (this “Pricing Term Sheet”) is qualified in its entirety by reference to the preliminary prospectus supplement dated October 1, 2024 (the “Preliminary Prospectus Supplement”) supplementing the base prospectus dated January 9, 2023 (the “Base Prospectus”) included in the registration statement (File No. 333-269159) filed with the Securities and Exchange Commission (the “SEC”). The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement and Base Prospectus to the extent inconsistent with the information contained therein. Terms used but not defined in the Pricing Term Sheet will have the meanings assigned in the Preliminary Prospectus Supplement.

Terms Applicable to All Notes

Co-Issuers:	Dell International L.L.C. and EMC Corporation (the “Issuers”)

Aggregate Principal Amount of the Notes:	$1,500,000,000

Notes Ratings (Moody’s / S&P / Fitch):	Baa2 / BBB / BBB*

Trade Date:	October 1, 2024

Settlement Date:

October 8, 2024 (T+5)

The settlement date of October 8, 2024 is the fifth business day following the trade date (such settlement being referred to as “T+5”). Since trades in the secondary market generally settle in one business day, purchasers who wish to trade the Notes (as defined below) on any date prior to the first business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on any date prior to the first business day before delivery should consult their own advisors.

Schedule II-1

Distribution:	SEC Registered

Change of Control:	Upon the occurrence of a Change of Control Triggering Event, the Issuers will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the repurchase date.

Minimum Denominations:	$2,000 and $1,000 increments in excess thereof

Joint Book-Running Managers (in tiered alphabetical order):

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

SG Americas Securities, LLC

Wells Fargo Securities, LLC

BofA Securities, Inc.

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

PNC Capital Markets LLC

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

UBS Securities LLC

Co-Managers (in alphabetical order):	BNY Mellon Capital Markets, LLC ING Financial Markets LLC Santander US Capital Markets LLC SMBC Nikko Securities America, Inc. Standard Chartered Bank Truist Securities, Inc.

Co-Syndicate Managers (in alphabetical order):	Bancroft Capital, LLC C.L. King & Associates, Inc.

Terms Applicable to the 4.350% Senior Notes due 2030

Title of Securities:	4.350% Senior Notes due 2030 (the “2030 Notes”)

Principal Amount:	$700,000,000

Maturity Date:	February 1, 2030

Issue Price:	99.883% of the principal amount plus accrued interest, if any, from October 8, 2024

Coupon:	4.350%

Yield to Maturity:	4.376%

Schedule II-2

Gross Proceeds:	$699,181,000

Spread to Benchmark Treasury:	T+ 85 basis points

Benchmark Treasury:	3.500% UST due September 30, 2029

Benchmark Treasury Price / Yield:	99-28 1⁄4 / 3.526%

Interest Payment Dates:	February 1 and August 1 of each year, commencing February 1, 2025

Record Dates:	January 15 and July 15 of each year

Optional Redemption:	Make-whole call @ T+15 bps prior to January 1, 2030 (1 month prior to maturity) Par call on or after January 1, 2030 (1 month prior to maturity)

CUSIP/ISIN:	24703DBP5 / US24703DBP50

Terms Applicable to the 4.850% Senior Notes due 2035

Title of Securities:	4.850% Senior Notes due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Notes”)

Principal Amount:	$800,000,000

Maturity Date:	February 1, 2035

Issue Price:	99.646% of the principal amount plus accrued interest, if any, from October 8, 2024

Coupon:	4.850%

Yield to Maturity:	4.895%

Gross Proceeds:	$797,168,000

Spread to Benchmark Treasury:	T+115 basis points

Benchmark Treasury:	3.875% UST due August 15, 2034

Benchmark Treasury Price / Yield:	101-02 / 3.745%

Interest Payment Dates:	February 1 and August 1 of each year, commencing February 1, 2025

Record Dates:	January 15 and July 15 of each year

Optional Redemption:	Make-whole call @ T+20 bps prior to November 1, 2034 (3 months prior to maturity) Par call on or after November 1, 2034 (3 months prior to maturity)

CUSIP/ISIN:	24703DBQ3 / US24703DBQ34

Schedule II-3

The Issuers have filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the Issuers have filed with the SEC for more complete information about the Issuers and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling Barclays Capital Inc., by telephone toll free: (888) 603-5847, Citigroup Global Markets Inc. by telephone toll free: 1-800-831-9146, Goldman Sachs & Co. LLC, by telephone toll free: 866-471-2526, J.P. Morgan Securities LLC, by telephone collect: 1-212-834-4533, SG Americas Securities, LLC, by telephone toll free: 1-855-881-2108 and Wells Fargo Securities, LLC, by telephone toll free: 1-800-645-3751.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

Schedule II-4

SCHEDULE III

Issuer Free Writing Prospectus deemed part of the Disclosure Package

Pricing Term Sheet, dated as of October 1, 2024

Schedule III